SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

2700 Fort Campbell Blvd, Hopkinsville, Kentucky 42240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2006, the Board of Directors approved the recommendation of the Compensation Committee to award the following base salary increases for the Company’s named executive officers, effective July 1, 2006:

Executive	Previous Base Salary	New Base Salary	Restricted Stock Shares Awarded
John E. Peck	$196,350	$230,000	2,226
Michael L. Woolfolk	$159,537	$175,500	1,677
Billy C. Duvall	$114,240	$125,664	1,216
Boyd M. Clark	$101,430	$111,530	1,079
Michael F. Stalls	$125,350	$137,885	1,334

In addition, the Compensation Committee awarded 300 shares of restricted stock to each non-employee director and a total of 1,300 shares of restricted stock to employees of the Company who are not name executives.

On June 21, 2006, the Board of Directors approved the recommendation of the Compensation Committee to extend the employment contracts of Messrs. Peck, Woolfolk and Duvall for an additional year to a term of three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: June 23, 2006	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer